Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS FIRST QUARTER 2010 RESULTS
Company Raises Fiscal 2010 Guidance

______________________________________________________________________

NEW YORK -- May 10, 2010 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the first quarter ended April 3, 2010.

Highlights for the quarter:

•	Net revenues were up 9% from the prior year quarter
•
Income per diluted share from continuing operations increased 23% to $1.03 compared to $0.84 in the prior year quarter, and includes $0.06 and $0.13, respectively, of costs related to restructuring expenses, pension expense, certain tax related items and other items

•	Income per diluted share from continuing operations on an adjusted, non-GAAP basis (excluding the items above) was $1.09, a 12% increase, compared to $0.97 for the prior year quarter
•	The Company purchased 1.5 million of its common shares
•	The Company redeemed $50 million of its 8-7/8% Senior Notes; and on May 7, 2010 called for redemption the remaining $110.9 million balance

The accompanying tables provide a reconciliation of actual results to the adjusted, non- GAAP, results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.

Joe Gromek, Warnaco’s President and Chief Executive Officer, commented, “We are pleased with our strong first quarter results, which exceeded our expectations.  Our revenue growth, higher gross margin and record earnings are a testament to the strength of our diversified global business model.  Growth in our Calvin Klein® businesses, led by double digit increases in all our key international geographies, as well as similar gains in Chaps® and our Core Intimates business, resulting from expanded distribution and new product launches, drove a 9% increase in total Company net revenues.  We were encouraged by our strong brand performance as evidenced by the nearly 6% increase in comparable store sales, including a strong performance in Europe, and believe we are well positioned to gain market share as the global economies recover.”

“Looking ahead, we are optimistic about the prospects for our Company,” commented Mr. Gromek.  “In addition to powerful brands, Warnaco possesses a highly efficient business model, an established global infrastructure and an experienced leadership team.  Taken together, they provide our Company with significant opportunities to use its strong balance sheet to fund key growth initiatives while creating long-term shareholder value.  In 2010, we will continue to focus on the global expansion of our direct to consumer footprint and opportunities to expand our direct operation through strategic acquisitions of key distribution and franchise partners.

Fiscal 2010 Outlook

Based on our results to date and recent currency exchange rates, the Company is raising its 2010 earnings outlook.  For fiscal 2010, on an adjusted basis (excluding restructuring expense, certain tax related items and other items and assuming minimal pension expense):

•	The Company now anticipates net revenues will increase 8% - 10% compared to fiscal 2009
•	The Company now expects adjusted diluted earnings per share from continuing operations in the range of $3.30 - $3.40
•
The Company’s prior guidance was for net revenue growth in the range of 5% - 7% compared to fiscal 2009 and diluted earnings per share from continuing operations in the range of $3.10 - $3.20 per diluted share

The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis of $3.18 - $3.24 per diluted share (assuming minimal pension expense), to the adjusted fiscal 2010 outlook above.

First Quarter 2010 Highlights

Total Company

Net revenues rose 9% in the quarter, 4% on a constant dollar basis, to $588.2 million.  Double digit growth in the Company’s Calvin Klein businesses, expanded distribution in Chaps and strong growth in Core Intimates, driven by new product launches and higher level of replenishment, more than offset a decline in Swimwear net revenues.

Gross margin increased 350 basis points to 45% of net revenues, driven by lower product costs, strong sell through and higher margin associated with our direct to consumer expansion.  SG&A expense increased $26.6 million to $185.0 million and SG&A as a percent of net revenues increased 200 basis points to 31% of net revenues.  Growth in the Company’s direct to consumer segment ($18.4 million), planned investments in marketing ($7.8 million) and accounting for equity plan expense ($6.0 million) contributed to the $26.6 million increase in SG&A expense.

Operating income increased 24% to $79.5 million compared to $64.3 million in the prior year quarter. Operating income for the first quarter of fiscal 2010 and 2009 was adversely affected by $0.9 million and $8.8 million, respectively, of restructuring charges, pension expense and other items.

The Company recorded income from continuing operations of $48.3 million, or $1.03 per diluted share, compared to $38.6 million, or $0.84 per diluted share, in the prior year period.

Income from continuing operations, on an adjusted non-GAAP basis (excluding costs related to restructuring expenses, pension expense, certain tax related items and other items), as detailed in the accompanying schedules, was $1.09 per diluted share compared to $0.97 per diluted share in the prior year period.

The impact of foreign currency exchange rates increased fiscal 2010 first quarter net revenues, gross profit, SG&A and operating profit by approximately $28 million, $16 million, $9 million and $7 million, respectively, and increased income from continuing operations by approximately $0.10 per diluted share.

Segment Results

Sportswear

Sportswear Group net revenues rose 14% to $306.3 million and were up 8% on a constant currency basis. Net revenues benefited from the continued ongoing global expansion of the Calvin Klein jeans business and expanded distribution in Chaps.  Sportswear Group operating income increased to $50.9 million, or 17% of Sportswear Group net revenues compared to $37.5 million, or 14% of Sportswear Group net revenues, in the prior year period.  A shift in business mix, favoring higher margin business, lower sourcing costs, less promotional activity and the effects of currency exchange rates contributed to the improved results.

Intimate Apparel

Intimate Apparel Group net revenues increased 12% to $193.9 million and increased 7% on a constant currency basis.  Intimate Apparel Group operating income was $33.6 million, or 17% of Intimate Apparel Group net revenues, compared to $30.4 million, or 18% of Intimate Apparel Group net revenues, in the prior year period.  New product launches and increased replenishment in the Core Brands were the key contributors to the gains in the Core business’ net revenues and operating income.   Calvin Klein Underwear net revenues were up and continued to benefit from direct-to-consumer growth and global expansion.  Operating results, however, were adversely affected by planned increases in marketing expense and the shift in timing of certain shipments to the value channel in the U.S.

Swimwear

Swimwear Group net revenues decreased 8% to $87.9 million (10% on a constant currency basis) primarily as a result of reduced sales to membership clubs in the quarter, however, operating income was $11.9 million, or 14% of Swimwear Group net revenues, compared to $12.5 million, or 13% of Swimwear Group net revenue, in the prior year period.  The increase in operating margin was driven primarily by improved sales mix and reduced restructuring expense.

Balance Sheet

Cash and cash equivalents at April 3, 2010 were $157.4 million, an increase of $35.3 million, compared to $122.1 million at April 4, 2009.  At quarter-end the Company had net debt (total debt net of cash and cash equivalents) of $4.5 million compared to $166.1 million at April 4, 2009.

During the quarter, the Company purchased 1.5 million shares of common stock, for approximately $69.0 million, completing the 2007 Share Repurchase Program.

The Company also redeemed $50.0 million of its 8-7/8% Senior Notes due 2013, and on May 7, 2010 notified Holders that it would redeem the remaining $110.9 million of Notes on June 15, 2010.

Inventories were $267.2 million at April 3, 2010, a 15% decline (19% on a constant dollar basis), compared to $316.2 million at April 4, 2009.

“We ended the quarter in a very solid financial position,” commented Larry Rutkowski, Warnaco’s Executive Vice President and Chief Financial Officer.  “Our disciplined working capital management, led by significant inventory reductions, contributed to our strong cash position.  We will continue to evaluate the most effective uses of cash to maximize shareholder returns.”

Conference Call Information

Stockholders and other persons are invited to listen to the first quarter 2010 earnings conference call scheduled for today, Monday, May 10, 2010, at 4:30 p.m. EDT.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men's, women's and children’s underwear, men’s and women’s bridge apparel and accessories, men's and women's  jeans and jeans accessories, junior women's and children's jeans and men’s and women's swimwear.

FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for May 10, 2010 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties including, in particular, its license agreements with Calvin Klein Inc., the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Three Months Ended	Charges, Pension	Taxation	Three Months Ended
	April 3, 2010	and Debt Repurchase (a)	(b)	April 3, 2010 (c)

Net revenues	$588,164	$-	$-	$588,164
Cost of goods sold	321,046	(90)		320,956
Gross profit	267,118	90	-	267,208
Selling, general and administrative expenses	184,973	(869)		184,104
Amortization of intangible assets	2,668			2,668
Pension income	(21)	21		-
Operating income	79,498	938	-	80,436
Other expense	1,820	(1,692)		128
Interest expense	4,978			4,978
Interest income	(1,006)			(1,006)
Income from continuing operations before provision for income taxes and noncontrolling interest	73,706	2,630	-	76,336
Provision for income taxes	25,394	1,134	(1,337)	25,191
Income from continuing operations before noncontrolling interest	48,312	1,496	1,337	51,145
Loss from discontinued operations, net of taxes	(337)			(337)
Net Income	47,975	1,496	1,337	50,808
Less: Net income attributable to the noncontrolling interest	-			-
Net income attributable to Warnaco Group, Inc.	$47,975	$1,496	$1,337	$50,808

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	$48,312	$1,496	$1,337	$51,145
Discontinued operations, net of tax	(337)	-	-	(337)
Net income	$47,975	$1,496	$1,337	$50,808

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.05			$1.11
Loss from discontinued operations	(0.01)			(0.01)
Net income	$1.04			$1.10

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.03			$1.09
Loss from discontinued operations	(0.01)			(0.01)
Net income	$1.02			$1.08

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,418,865			45,418,865
Diluted	46,417,053			46,417,053

(a)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $959, pension income of $21 and charges of $1,692 related to the repurchase of a portion of its 8 7/8 Senior Notes due 2013 ("Senior Notes") during the Three Months Ended April 3, 2010. See note (c) below.

(b)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33% which reflects the Company's estimated tax rate for Fiscal 2010 excluding the effects of restructuring charges, pension income, charges related to the repurchase of its Senior Notes and certain other tax related items. See note (c) below.

(c)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 1a
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Three Months Ended	Charges and	Other		Three Months Ended
	April 4, 2009	Pension (a)	Items	Taxation (b)	April 4, 2009 (c)

Net revenues	$537,843	$-	$-	$-	$537,843
Cost of goods sold	312,558	(1,484)			311,074
Gross profit	225,285	1,484	-	-	226,769
Selling, general and administrative expenses	158,347	(7,087)			151,260
Amortization of intangible assets	2,127		260		2,387
Pension expense	537	(537)			-
Operating income	64,274	9,108	(260)	-	73,122
Other income	(404)				(404)
Interest expense	6,069				6,069
Interest income	(408)				(408)
Income from continuing operations before provision for income taxes and noncontrolling interest	59,017	9,108	(260)	-	67,865
Provision for income taxes	20,167	2,615	(104)	328	23,006
Income from continuing operations before noncontrolling interest	38,850	6,493	(156)	(328)	44,859
Loss from discontinued operations, net of taxes	(1,021)				(1,021)
Net Income	37,829	6,493	(156)	(328)	43,838
Less: Net income attributable to the noncontrolling interest	(258)				(258)
Net income attributable to Warnaco Group, Inc.	$37,571	$6,493	$(156)	$(328)	$43,580

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	$38,592	$6,493	$(156)	$(328)	$44,601
Discontinued operations, net of tax	(1,021)	-	-	-	(1,021)
Net income	$37,571	$6,493	$(156)	$(328)	$43,580

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84				$0.97
Loss from discontinued operations	(0.02)				(0.02)
Net income	$0.82				$0.95

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84				$0.97
Loss from discontinued operations	(0.03)				(0.03)
Net income	$0.81				$0.94

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,304,591				45,304,591
Diluted	45,651,170				45,651,170

(a)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $8,571 or pension expense of $537. See note (c) below.

(b)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension expense, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items.  See note (c) below.

(c)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	April 3, 2010	January 2, 2010	April 4, 2009

ASSETS
Current assets:
Cash and cash equivalents	$157,454	$320,754	$122,051
Accounts receivable, net	379,971	290,737	362,518
Inventories	267,205	253,362	316,212
Assets of discontinued operations	2,013	2,172	2,093
Other current assets	148,129	135,832	155,175
Total current assets	954,772	1,002,857	958,049

Property, plant and equipment, net	122,329	120,491	107,061
Intangible and other assets	532,043	536,446	473,318

TOTAL ASSETS	$1,609,144	$1,659,794	$1,538,428

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of Senior Notes	$162,011	$97,873	$124,136
Accounts payable and accrued liabilities	304,839	312,074	288,447
Taxes	33,659	24,723	10,250
Liabilities of discontinued operations	8,297	8,018	10,514
Total current liabilities	508,806	442,688	433,347
Long-term debt	-	112,835	164,013
Other long-term liabilities	201,336	188,161	122,504
Total stockholders' equity	899,002	916,110	818,564

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,609,144	$1,659,794	$1,538,428

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$(4,557)	$110,046	$(166,098)

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended	Three Months Ended	Increase /		Constant $
	April 3, 2010	April 4, 2009	(Decrease)	Change	% Change (a)
Sportswear Group (b)	$306,346	$269,057	$37,289	13.9%	7.6%
Intimate Apparel Group (b)	193,942	172,823	21,119	12.2%	6.9%
Swimwear Group	87,876	95,963	(8,087)	-8.4%	-10.1%
Net revenues	$588,164	$537,843	$50,321	9.4%	4.2%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	April 3, 2010	Net Revenues	April 4, 2009	Net Revenues
Operating income (loss):
Sportswear Group (b), (c), (d)	$50,942	16.6%	$37,469	13.9%
Intimate Apparel Group (b), (c), (d)	33,618	17.3%	30,398	17.6%
Swimwear Group (d)	11,885	13.5%	12,545	13.1%
Unallocated corporate expenses (d)	(16,947)	na	(16,138)	na
Operating income	$79,498	na	$64,274	na

Operating income as a percentage of total net revenues	13.5%		12.0%

(a)
Reflects the percentage increase (decrease) in net revenues for the Three Months Ended April 3, 2010, compared to the Three Months Ended April 4, 2009, assuming foreign based net revenues for the Three Months Ended April 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended April 4, 2009.

(b)
Net revenues of $10,455 and operating income of $996 for the Three Months Ended April 4, 2009 related to certain sales of Calvin Klein underwear previously included in net revenues and operating income of the Sportswear Group, have been reclassified to the Intimate Apparel Group to conform to the current period presentation.

(c)	Includes an allocation of shared services expenses as follows:

	Three Months Ended	Three Months Ended
	April 3, 2010	April 4, 2009
Sportswear Group	$5,195	$5,027
Intimate Apparel Group	$3,925	$3,743
Swimwear Group	$2,572	$2,615

(d) Includes restructuring charges as follows:
	Three Months Ended	Three Months Ended
	April 3, 2010	April 4, 2009
Sportswear Group	$(107)	$3,036
Intimate Apparel Group	(47)	2,601
Swimwear Group	269	1,581
Unallocated corporate expenses	844	1,353
	$959	$8,571

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$270,750	$269,744	$1,006	0.4%	0.4%
Europe	157,302	142,715	14,587	10.2%	4.1%
Asia	97,073	82,179	14,894	18.1%	7.3%
Canada	25,496	20,697	4,799	23.2%	3.9%
Mexico, Central and South America	37,543	22,508	15,035	66.8%	40.4%
Total	$588,164	$537,843	$50,321	9.4%	4.2%

	Operating Income
	Three Months Ended April 3, 2010 (b)	Three Months Ended April 4, 2009 (b)	Increase / (Decrease)	% Change
United States	$44,688	$42,566	$2,122	5.0%
Europe	22,515	18,394	4,121	22.4%
Asia	19,176	14,081	5,095	36.2%
Canada	3,621	2,858	763	26.7%
Mexico, Central and South America	6,445	2,513	3,932	156.5%
Unallocated corporate expenses	(16,947)	(16,138)	(809)	5.0%
Total	$79,498	$64,274	$15,224	23.7%

(a)
Reflects the percentage increase in net revenues for the Three Months Ended April 3, 2010, compared to the Three Months Ended April 4, 2009,assuming foreign based net revenues for the Three Months Ended April 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended April 4, 2009.

(b)	Includes restructuring charges as follows:

	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009
United States	$209	$4,113
Europe	61	3,051
Asia	-	11
Canada	-	13
Mexico, Central and South America	(155)	30
Unallocated corporate expenses	844	1,353
Total	$959	$8,571

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)

By Channel:	Net Revenues
	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009	Increase / (Decrease)	% Change
Wholesale	$464,112	$443,666	$20,446	4.6%
Retail	124,052	94,177	29,875	31.7%
Total	$588,164	$537,843	$50,321	9.4%

	Operating Income
	Three Months Ended April 3, 2010 (a)	Three Months Ended April 4, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$87,856	$74,943	$12,913	17.2%
Retail	8,589	5,469	3,120	57.0%
Unallocated corporate expenses	(16,947)	(16,138)	(809)	5.0%
Total	$79,498	$64,274	$15,224	23.7%

(a) Includes restructuring charges as follows:
	Three Months Ended April 3, 2010	Three Months Ended April 4, 2009
Wholesale	$270	$6,963
Retail	(155)	259
Unallocated corporate expenses	844	1,353
Total	$959	$8,571

Schedule 6

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2010 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE	Percentages

Estimated increase in net revenues in Fiscal 2010 compared to
comparable Fiscal 2009 levels.	8.00%	to	10.00%

EARNINGS PER SHARE GUIDANCE	U.S. Dollars
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$3.18	to	$3.24
Restructuring charges (a)	0.04	to	0.06
Costs to repurchase Senior Notes	0.05	to	0.05
Tax items	0.03	to	0.05
As adjusted (Non-GAAP basis) (b)	$3.30	to	$3.40

(a)	Reflects between $1.9 million to $2.6 million of expected restructuring charges (net of an income tax benefit of between $1.0 million and $1.3 million) for Fiscal 2010.

(b)
The Company believes it is useful for users of the Company's financial statements to be made aware of the "As Adjusted" net revenue growth and per share amounts related to the Company's income from continuing operations as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company's operating results.